CNA FINANCIAL CORPORATION
                             STOCK PURCHASE AGREEMENT
                                  August 23, 2001



LOEWS CORPORATION
667 Madison Avenue
New York, NY  10021-8087

Dear Sirs and Madams:

  CNA Financial Corporation, a Delaware corporation (the "Company"), proposes to distribute, on or about August 27, 2001, to the holders of its Common Stock, par value $2.50 per share (the "Common Stock"), of record as of the close of business on August 23, 2001 (the "Record Date"), transferable rights (the "Rights") to purchase an aggregate of approximately 40,327,500 shares of Common Stock (the "Subscription Shares") at a price of $25 per share (the "Subscription Price") by issuing to such holders of record rights certificates (the "Rights Certificates") evidencing .22 (22/100) Rights for each share of Common Stock held as of the Record Date rounded up to the nearest whole Right. The Rights are issued pursuant to the Subscription Agent Agreement, dated as of the date hereof, between the Company and EquiServe Trust Company, N.A. The Company proposes to offer to sell the Subscription Shares on the basis of one Subscription Share for each whole Right held (the "Rights Offering"). The Rights will expire at 5:00 P.M., New York City time, on September 14, 2001 (the "Expiration Date"). Subscription Shares being issued to persons other than Loews Corporation, a Delaware corporation ("Loews"), will be registered on the Company's Registration Statement on Form S-3 (File No. 333-69741) (the "Registration Statement"). Subject to the terms and conditions herein, Loews desires to exercise all Rights distributed to it in full (including its oversubscription privilege) to purchase all Subscription Shares offered in the Rights Offering, subject to reduction as a result of pro ration (all shares purchased by Loews are referred to herein as the "Securities").

  The prospectus dated August 23, 2001, together with the Company's prospectus supplement dated August 23, 2001 (including in each case all documents incorporated by reference therein), in each case of the date hereof, is hereinafter referred to as the "Prospectus."

  Section 1.   Purchase, Sale and Delivery of Securities.
               -----------------------------------------

         (a) Subject to the terms herein, the Company agrees to sell to Loews and Loews agrees to purchase from the Company at a price per share equal to the Subscription Price, all of the Securities at the closing of the Rights Offering, subject to the Company's right to terminate the Rights Offering and not sell any Subscription Shares. Loews agrees to exercise the basic subscription privilege (as described in the Prospectus) with respect to any Rights held by it prior to the expiration of the Rights Offering and to exercise its oversubscription privilege (as

                                            1
described in the Prospectus) to purchase all Subscription Shares that are being offered to the shareholders of the Company other than Loews, subject to reduction as a result of pro ration (as described in the Prospectus).

         (b) Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, IL 60603, or at such other place as shall be agreed upon by Loews and the Company, at 10:00 A.M., Chicago time, on the fourth business day after expiration of the Rights Offering, or such other time and date as shall be agreed upon by Loews and the Company (such time and date of payment and delivery being herein called the "Closing Time"). Each of the parties hereto acknowledges and agrees that the offering of the Securities to Loews has not been registered under the Securities Act of 1933, as amended ("1933 Act"), and accordingly that Loews's ability to resell the Securities may be limited in accordance with Rule 144 under the 1933 Act and any other limitations imposed by the U.S. Securities and Exchange Commission (the "Commission").

         Payment for any Securities shall be made to the Company in immediately available funds to be delivered by wire transfer to the account of the Company (which wire instructions shall be designated in writing by the Company not later than two business days prior to the Closing Time), against delivery to Loews of certificates for such Securities, with the following legend affixed to the reverse thereof:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

  Section 2.   Company Representations and Warranties.

  The Company hereby represents and warrants to Loews as follows:

         (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions set forth in
Section 1 hereof.

         (b) The execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions set forth in Section 1 hereof, have been duly authorized by all necessary corporate action on the part of the Company.

         (c) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or general principles of equity.

                                           2

         (d) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (1) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company; (2) contravene, conflict with or result in a violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree applicable to the Company or its subsidiaries, or require any consent, approval or other action by, filing with or notice to any governmental authority (including without limitation any regulatory authority); (3) require any consent or other action by, filing with or notice to any person under, constitute a default under (or an event that, with or without notice or lapse of time or both, would constitute a default), or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which the Company or any of its subsidiaries is entitled under (A) any provision of any agreement or other instrument binding upon the Company or any of its subsidiaries or (B) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating to, the assets or business of the Company or any of its subsidiaries; or (4) result in the creation or imposition of any lien or other encumbrance on any asset of the Company or any of its subsidiaries, other than such exceptions in the case of clauses (2), (3) and (4) as would not, individually or in the aggregate, be reasonably expected to materially impair or delay the ability of the Company to consummate the transactions contemplated by this Agreement or have a material adverse effect on business, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole.

         (e) The Securities, when issued, delivered and paid for at the Closing Time, will be duly and validly issued and outstanding, fully paid and nonassessable and free and clear of any liens or other encumbrance (other than any liens or encumbrances that may be created as a result of Loews's ownership of the Securities) and not subject to preemptive or other similar rights, and will conform in all material respects to the description of the Securities contained in the Prospectus.

         (f) Neither the Company, nor to the knowledge of the Company any person acting on its behalf, has taken or will take any action which might subject the issuance of the Rights or the offering, issuance or sale of the Securities (or any portion thereof) to Loews to the registration requirements of Section 5 of the 1933 Act, and the Company has no reason to believe that the issuance of the Rights, or the offering, issuance or sale of the Securities (or any portion thereof), to Loews is or will become subject to the registration requirements of Section 5 of the 1933 Act.

         (g) As of the Closing Time, each of the Registration Statement and any post-effective amendments thereto shall have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall have been issued and remain in effect under the 1933 Act and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with.

                                           3

         (h) At the respective times the Registration Statement and any post-effective amendments thereto became or shall become effective, and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated by the Commission thereunder (the "1933 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus sticker or wrapper), at the time such Prospectus and any amendments or supplements thereto were issued, and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (i) The prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act ("Rule 424"), complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and the Prospectus delivered to Loews in connection with this offering was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission.

         (j) The documents incorporated by reference in the Registration Statement, the Prospectus, or any post-effective amendments or supplements thereto, when they became effective or were filed with the Commission or were otherwise issued, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (k) Since December 31, 2000, except as described in the Company's Annual Report on Form 10-K for the fiscal year 2000, the Company's quarterly reports on Form 10-Q, as amended through the date hereof, for the quarterly periods ending March 31, 2001 and June 30, 2001 or the Prospectus, there have not been any events or developments that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole.

                                           4

  Section 3.   Loews Representations and Warranties
               ------------------------------------

  Loews hereby represents and warrants to the Company as follows:

         (a) Loews has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions set forth in Section 1 hereof.

         (b) The execution and delivery by it of this Agreement, and the consummation by Loews of the transactions set forth in Section 1 hereof, have been duly authorized by all necessary corporate action on the part of Loews.

         (c) This Agreement has been duly executed and delivered by Loews and constitutes a valid and binding obligation of Loews enforceable against Loews in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or general principles of equity.

         (d) The Securities are being acquired for investment for Loews's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the federal or state securities laws.

         (e) Loews is an "accredited investor" within the meaning of Regulation 501(a) under the 1933 Act, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

         (f) Loews has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company's financial and business affairs.

         (g)   Loews has received and reviewed the Prospectus.

  Section 4.   Covenants
               ---------

         (a) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the transactions contemplated by this Agreement as soon as practicable after the date hereof.

         (b) The Company shall file with the Commission within the applicable period specified in Rule 424 any prospectus required to be filed pursuant to such Rule.

  Section 5.   Conditions to the Closing.
               -------------------------

         (a) The obligations of each of Loews, on the one hand, and the Company, on the other hand, to consummate their respective obligations pursuant to Section 1 hereof are subject to the Rights Offering closing in conformity in all material respects with all of the

                                           5
requirements related thereto provided in the Prospectus simultaneously with the closing of the transaction contemplated by this Agreement.

         (b) The obligations of Loews hereunder shall be subject to the following conditions:

              (1) All representations and warranties and other statements of the Company herein are, at the time made and at the Closing Time, true and correct in all material respects.

              (2) The Company shall have performed in all material respects all of its obligations hereunder.

              (3) The Company shall have furnished or caused to be furnished to Loews at the Closing Time a certificate of the Company (signed by an executive officer) as to the satisfaction of the conditions set forth in this Section 5.

              (4) (i) The Prospectus shall have been filed with the Commission pursuant to Rule 424 in the manner and within the applicable time period required by Rule 424; (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with by the Company to Loews's reasonable satisfaction.

              (5) Jonathan D. Kantor, General Counsel of the Company, shall have furnished to Loews his written opinion, dated the date of the Closing Time, in form and substance reasonably satisfactory to Loews, that:

              (a) The issuance of the Rights has been duly authorized, and the Rights have been validly issued.

              (b) The Securities have been duly and validly authorized and, when issued and delivered against payment therefore as provided herein, will be duly and validly issued and fully paid and non-assessable, to such counsel's knowledge will not be subject to the preemptive or other similar rights of any securityholder of the Company and will conform as to legal matters in all material respects to the description of the Securities contained in the Prospectus.

              (c) The Registration Statement has been declared effective under the 1933 Act; any required filing pursuant to Rule 424 has been made in the manner and within the applicable time period required by Rule 424; and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and remains in effect under the 1933 Act and no proceedings for that purpose are pending or threatened by the Commission.

              (d) The Registration Statement, as of its effective date, and the Prospectus, as of its date (other than, in each case, the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion) and as of the Closing Time, complied as to form in all material respects with the 1933 Act and the 1933 Act Regulations and the documents incorporated by reference in the Prospectus as amended or supplemented (other than, in each case, the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, and as of the Closing Time complied as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

              (e) None of the issuance of the Rights or the offering, issuance or sale of the Securities (or any portion thereof) to Loews is subject to the registration requirements of
                   Section 5 of the 1933 Act, and such counsel has no reason to believe that the issuance of the Rights or the offering, issuance or sale of the Securities (or any portion thereof) to Loews will become subject to the registration requirements of Section 5 of the 1933 Act.

    In addition, such counsel shall state that such counsel has examined various documents and participated in conferences with, at various times, some or all of representatives of the Company, its accountants, counsel for the Company, Loews and others at which times the contents of the Registration Statement and the Prospectus were discussed. In addition, such counsel shall state that such counsel is an officer of the Company and the General Counsel of the Company and therefore is familiar with the Company's legal affairs as well as such other matters that may involve such counsel as a member of management of the Company. Such counsel shall state that subject to the foregoing, no facts have come to the attention of such counsel that causes such counsel to believe that (a) the Registration Statement or any further amendment thereto prior to the Closing Time (other than financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no belief), at the time it became effective and at the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Prospectus (other than financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no belief), as of its date and as of the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Registration Statement or the Prospectus, as amended or supplemented as of the Closing Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    In rendering such opinions, such counsel may rely upon oral advice of the staff of the Commission, and as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.

              (6)(a) no later than the earlier to occur of (i) the mailing of the Prospectus to the Company's shareholders of record on the Record Date and (ii) the date of the first filing of the Prospectus that is required under Rule 424 after the date hereof, (b) at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement and (c) at the Closing Time, Deloitte & Touche shall have furnished to the Company a customary comfort letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to Loews.

              (7) Since December 31, 2000, except as described in the Company's Annual Report on Form 10-K for the fiscal year 2000, the Company's quarterly reports on Form 10-Q, as amended through the date hereof, for the quarterly periods ending March 31, 2001 and June 30, 2001 or the Prospectus, there have not been any events or developments that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on in the business, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole.

              (8) No law shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental authority of competent jurisdiction shall be in effect, having the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated hereby.

  Section 6.   Notices.  Any notice required to be given hereunder shall be
               -------
sufficient if in writing, and sent by facsimile transmission, by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

          If to the Company, to:

                  CNA Financial Corporation
                  CNA Plaza
                  Chicago, IL  60688
                  Attention: Jonathan D. Kantor
                  Telephone: (312) 822-1384
                  Telecopy: (312) 817-0511
          with a copy to:

                  Mayer, Brown & Platt
                  190 South LaSalle Street
                  Chicago, IL  60603
                  Attention: Philip J. Niehoff
                  Telephone: (312) 701-7843
                  Telecopy: (312) 701-7711

          If to Loews, to:

                  Loews Corporation
                  667 Madison Avenue
                  New York, NY  10021
                  Attention: Corporate Secretary
                  Telecopy: (212) 935-6801

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.
  Section 7.   Parties. This Agreement shall inure to the benefit of and be
               -------
binding upon Loews and the Company and their respective successors and any affiliate of Loews (a) to whom rights hereunder are assigned by Loews and (b) who assumes in writing the obligations of the assignor hereunder (a "Permitted Assignee"). Loews shall not assign this Agreement to any person or entity (other than an affiliate of Loews) without the prior written consent of the Company, which consent shall not be unreasonably withheld. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Loews and the Company and their respective successors and Permitted Assignees and the controlling persons and officers and directors and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Loews, the Company and their respective successors and Permitted Assignees and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Loews shall be deemed to be a successor by reason merely of such purchase.

  Section 8.   Governing Law and Time. This Agreement shall be governed by and
               ----------------------
construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, without giving effect to choice of law principles thereof.

  Section 9.   Termination. This Agreement may be terminated at any time prior
               -----------
to the Closing Time by action taken or authorized by the Board of Directors of the terminating party or parties, if the Closing Time shall have not occurred on or before October 31, 2001.

  Section 10.   Expenses. Each party will pay all of their own costs and
                --------
expenses, including the fees of their counsel.

  Section 11.   Prior Agreements. This Agreement and the other agreements and
                ----------------
instruments of the parties delivered in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

  Section 12.   Amendments/No Waivers. This Agreement may not be amended
                ---------------------
except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

  Section 13.   Counterparts/Effectiveness. This Agreement shall become
                --------------------------
effective upon the execution and delivery hereof by the parties hereto. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

  Section 14.   Severability. If any term or other provision of this Agreement
                ------------
is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

  Section 15.   Specific Performance. The parties hereto agree that
                --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

  Section 16.   Headings. The headings of the sections of this Agreement have
                --------
been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
                                ******************

  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Loews and the Company in accordance with its terms.

                                             Very truly yours,

                                             CNA FINANCIAL CORPORATION


                                             By: /s/Jonathan D. Kantor
                                                 ------------------------
                                                 Jonathan D. Kantor
                                                 Executive Vice President

Accepted as of the date
first above written:

LOEWS CORPORATION


By: /s/Peter W. Keegan
    ---------------------
    Peter W. Keegan
    Senior Vice President








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